DEVELOPMENT AND LICENSE AGREEMENT

         This DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is made and entered into as of February 12, 2000 (the "Effective Date"), by and between Springboard Technology Solutions Inc., an Ontario corporation ("Springboard"), and 1401629 Ontario Inc., a corporation organized under the laws of Ontario ("1401629").

                                    Recitals

         A. Springboard operates a business conceptualizing, developing, building, maintaining and managing Web Sites, Web Applications and Web based businesses, and it has developed certain proprietary software sets (the "WebAPP Software") to enable the deployment of innovative Internet strategies and to provide users with methods to register, access, share and interact with collections of off -line and on-line resources.

         B. 1401629 wishes to develop an Internet site under the brand name "VentureDrive.com" (the "VentureDrive site") aimed at creating a marketplace for early stage entrepreneurial proposals for the Angel Investor marketplace and in addition to offer other services and products.

         C. 1401629 wishes to retain the services of Springboard to (i) develop the VentureDrive web site that demonstrates information gathering, retrieval, and client offerings, and, (ii) develop a customized user interface intended to market the VentureDrive marketplace, all in order to enhance the overall experience of the VentureDrive Site using Springboard's WebAPP Software.

         D. The VentureDrive Site will be hosted and operated by Springboard for the purpose of streamlining the way entrepreneurs, angel investors and other community members connect, communicate and conduct commerce.

         E. In connection herewith, 1401629 will obtain from Springboard a exclusive license to use the VentureDrive website, as well as a non-exclusive license to use the WebAPP Software for the sole and limited purpose of operating the VentureDrive Site, all on the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Confidential Information" means all data and information of a confidential nature and not in the public domain, including know-how and trade secrets, relating to the business, the affairs, the web site(s) and any other projects of either party, including, without limitation, the terms of this Agreement. Confidential Information may be communicated orally, in writing or in



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any other recorded or tangible form. Information shall be considered to be
Confidential Information of a party if: (a) the party has marked it as such, (b) the party, orally or in writing, has advised the other party of its confidential nature, or (c) due to its character or nature, a reasonable person in a like position and under like circumstances as the other party would treat them as secret and confidential.

         1.2 "Developed Software" means the customized user interface data objects to be developed by Springboard pursuant hereto in order to interact with the WebAPP Software.

         1.3 "Development Fees" means the fees described in Section 4.1 hereof.

         1.4 "1401629 Content" means all existing and future digitized and non-digitized information, articles, reviews, digital or transcribed interviews, video and audio libraries, photographs, books and any other content which 1401629 has created, published or produced, or which 1401629 has access to through a licensing arrangement with any other entity.

         1.5 "1401629 Marks" means those 1401629 trademarks, service marks, and logos set forth in Exhibit C attached hereto.

         1.6 "1401629 Technology" means and includes all proprietary designs, drawings, blueprints, models, technical specifications, data and procedures, performance data, quality control standards and specifications, know-how, software programs (including object code and source code), and other technical information, in whatever form, tangible or intangible, in existence as of the Effective Date of this Agreement, and any such proprietary technology and information as shall be developed solely by 1401629 for the purposes of this Agreement, relating to the design, development, operation, service and maintenance of the VentureDrive Site, including, but not limited to, the Deal Development Modules and the 1401629 Content.

         1.7 "Intellectual Property Rights" means all proprietary rights and information, including, without limitation, all patents, patent applications, divisions, continuations and continuations-in-part, ideas, conceptions and inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), copyrights, copyrighted or copyrightable works and trademarks (whether or not registered), drawings, designs, mask works or registrations thereof, know-how, trade secrets, manufacturing and production processes and techniques, research and development information and other confidential technical information, as well as all rights in and to computer programs, data files and software.

         1.8 "Licensed Software," means, collectively, the WebAPP Software and the Developed Software.

         1.9 "Powered by Springboard Logo" means the logo in the form provided by Springboard, the approximate size of the graphic for which shall be 480 by 720 pixels, and which shall be located in a location appropriate to the nature of the VentureDrive Site.

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         1.10 "Project" means the efforts of each party and the cooperation and collaboration of the parties and any agents of the parties directed to join in such effort or collaboration to complete the development objectives of this Agreement.

         1.11 "Project Roadmap" means the agreement of the Parties with respect to the Services, the degree and nature of support and consultation of the parties, and the scheduling and functional and performance criteria for the Work Product necessary to achieve the purposes of the Project, which Project Roadmap is attached hereto as Exhibit "A".

         1.12 "Services" means the following design and development services to be performed by Springboard hereunder:

               (a) in conjunction with 1401629, development of the specifications for the Developed Software;

               (b) the building of a working website that demonstrates information gathering, retrieval, and client offer collaboration;

               (c) the preparation of a complete architecture and development roadmap that can be used to build upon the initial prototype to account for customer/investor feedback; and

               (d) the development of the Developed Software.

         1.13 "Springboard Marks" means and includes the names and marks "Springboard " and "Springboard WebAPPs", the Springboard logo and the Powered by Springboard Logo.

         1.14 "Springboard Technology" means and includes all designs, drawings, blueprints, models, technical specifications, data and procedures, performance data, quality control standards and specifications, know-how, trade secrets, software programs (including object code and source code), and other technical information, in whatever form, tangible or intangible, relating to the operations of Springboard, including the Licensed Software.

         1.15 "Users" mean 1401629's internal marketing and operational staff and any external users who access the VentureDrive Site.

         1.16 "User Information" means any information collected from the VentureDrive Site that pertains to Users visiting or using services from the VentureDrive Site, including without limitation the User's name, address, e-mail address, and the information or content viewed by the User.

         1.17 "WebAPP Software" means (a) the machine-readable object code version of the current release of the computer programs described in Exhibit "B" attached hereto, whether embedded on disc, tape or other media; (b) any fixes, customizations or revisions of such software that are provided to 1401629; and
(c) any copies thereof.

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ARTICLE II.  DEVELOPMENT PROJECT

         2.1 Engagement. 1401629 hereby engages Springboard, and Springboard hereby agrees, to perform the Services in accordance ------------------- with the Project Roadmap.

         2.2 Development Schedule. The estimated target date for completion of the Project is June 1, 2000, as is more specifically outlined in the Project Roadmap.

         2.3 Development Fee. In consideration for the Services to be performed hereunder, 1401629 shall pay to Springboard an aggregate development fee equal to CAD 205,000 (the "Development Fee"), payable in accordance with the terms and subject to the conditions set forth in Section 4.1.

         2.4 Personnel and Facilities. Except as otherwise agreed between the parties, Springboard shall be solely responsible for providing all facilities, equipment, personnel, supplies and other resources required by Springboard for the performance of its obligations under this Agreement. Springboard shall be solely responsible for determining the manner, means and methods by which Springboard performs its obligations hereunder. Except as set forth in Section 2.8, Springboard shall be responsible for its own personnel and related expenses incurred in connection with performing its obligations hereunder, including, without limitation, all salaries, payroll taxes and employee benefits.

         2.5 Expenses. At 1401629's reasonable request, Springboard shall make available personnel to visit 1401629's facility or facilities to advise and assist 1401629 in connection with the implementation of the Work Product; provided that 1401629 shall reimburse Springboard for all reasonable travel, living and other out-of-pocket expenses actually incurred by Springboard in connection therewith, together with charges for Springboard 's employees' time at the Springboard prevailing hourly rates.

         2.6 Access to Personnel. During the development phase of this Agreement, each party shall have reasonable access to the other party's technical support staff involved in the Project. Each party shall provide appropriate working conditions for all personnel of the other party who work on-site at the host party's facilities during the Project. Each party's personnel shall, while at any facility of the other party, comply with the host party's rules and regulations relating to safety and security. Each party shall at all times be responsible for administrative supervision of its personnel.

         2.7 Consulting Services. At 1401629's reasonable request, Springboard shall make available personnel to visit 1401629's facilities to advise and

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assist 1401629 in connection with the implementation of the Work Product;
provided that 1401629 shall reimburse Springboard for all reasonable travel, living and other out-of-pocket expenses actually incurred by Springboard in connection therewith, together with charges for Springboard 's employees' time at the Springboard prevailing rates.

         2.8 Additional Services. In addition, at the reasonable request of 1401629 and subject to the availability of appropriate personnel, Springboard may provide 1401629 with additional consulting services, including, but not limited to business planning and development services, at billing rates indicated in Springboard's professional services agreement with 1401629.

         2.9 Delivery of Developed Software. Upon completion of the Developed Software, Springboard shall so notify 1401629 in writing and shall deliver to 1401629 such deliverable. 1401629 shall have a reasonable period of time to inspect and approve such Developed Software and to provide Springboard with a written acceptance thereof or a detailed written statement of errors. To the extent that 1401629 does not accept the Developed Software, the parties shall work together in good faith to rectify any problems identified in the Statement of Errors.

         2.10 Warranty. Springboard warrants to 1401629 that it shall perform the Services with reasonable skill and care, using suitably qualified personnel, and that it shall use all commercially reasonable efforts to achieve the objectives of the Project.

         2.11 DISCLAIMER. EXCEPT FOR THE WARRANTY CONTAINED IN SECTION 2.10, SPRINGBOARD MAKES NO ANY OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE SERVICES TO BE PROVIDED HEREUNDER. In furtherance of the foregoing, the parties acknowledge and agree that the successful achievement of the Project depends on a number of factors outside of the control of the parties. As such, no statement (whether written or oral) in any proposal, letter, report or presentation is deemed to be in any circumstances a representation, undertaking or warranty (whether express or implied) of achievable results.

         2.12 Limitation on Liability. Under no circumstances shall Springboard be liable for any consequential, indirect, special, punitive or incidental damages or lost profits, whether foreseeable or unforeseeable, based on 1401629's claims or those of its partners (including, but not limited to, claims for loss of data, goodwill, use of money or use of the products, interruption in use or availability of data, stoppage of other work or impairment of other assets), arising out of breach or failure of express or implied warranty, breach of contract, misrepresentation, negligence, strict liability in tort or otherwise. In no event shall the aggregate liability that Springboard may incur in any action or proceeding exceed the total amount actually paid by 1401629 for the specific item that directly caused the damage. This Section 2.12 shall not apply only when and to the extent that applicable law specifically requires liability, despite the foregoing exclusion and limitation.

         2.13 No Technology Transfer. Except for the licenses expressly granted herein, the parties acknowledge and agree that no Intellectual Property Rights relating to the Springboard Technology, including, but not limited to, the Licensed Software, shall vest in 1401629 or be assigned, licensed or otherwise transferred to 1401629 or any of its affiliates in connection with this Agreement.

ARTICLE III.  LICENSE GRANTS

         3.1 Grant of License to Springboard. In connection with the performance of Springboard 's activities hereunder, 1401629 hereby grants to Springboard, and Springboard hereby accepts, a limited, non-exclusive, royalty-free,

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non-transferable license to utilize the 1401629 Technology and 1401629's
Intellectual Property Rights and 1401629's Confidential Information relating thereto, in connection with the performance of the Services hereunder in accordance with the terms and conditions, and subject to the limitations and restrictions, of this Agreement.

         3.2 Grant of Licenses to 1401629.

             (a) Subject to full and timely payment of the Development Fee and to the provisions of Section 3.5, Springboard hereby grants to 1401629 a perpetual, exclusive, fully paid license to use the Developed Software.

             (b) Springboard hereby grants to 1401629 a limited, non-exclusive, nontransferable license, without the right to sub-license, to use Springboard's WebApps Software in conjunction with the Developed Software solely in connection with the operation and maintenance of the VentureDrive Site and the promotion thereof in accordance with the terms and conditions, and subject to the limitations and restrictions, contained in this Agreement.

         3.3 Restrictions On Use. 1401629 agrees to use the WebApps Software only for the operation of the VentureDrive Site and its own other internal purposes related solely to the VentureDrive Site. Without limiting the generality of the foregoing, 1401629 shall not:

             (a) use or permit the WebAPP Software to be used in any manner, whether directly or indirectly, that would enable 1401629's partners or any other person or entity to use the WebAPP Software except in connection with the operation of the VentureDrive Site;

             (b) rent, sell, assign, lease, sublicense, or otherwise transfer the WebAPP Software or use it in any manner not expressly authorized by this Agreement;

             (c) derive or attempt to derive the source code, source files or structure of all or any portion of the WebAPP Software by reverse engineering, disassembly, decompilation, or any other means;

             (d) copy, translate, port, or modify the WebAPP Software, or create derivative works based on the WebAPP Software or based on the WebAPP Software, in whole or in part, except as permitted under this Agreement;

             (e) modify, rent, lease, loan, distribute, or sell the WebAPP Software or the WebAPP Software, in whole or in part; and

             (f) copy the WebAPP Software, except that 1401629 may make one
(1) copy for back-up purposes only; provided, however, that (i) 1401629 shall reproduce onto such back-up copy all titles, trademarks, and copyright and restricted rights notices, and (ii) such back-up copy shall be subject to the terms and conditions of this Agreement.

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         3.4 Rights Granted to 1401629's "VentureDrive" Operation Only. The
rights to use the WebAPP Software granted by Springboard to 1401629 are restricted to 1401629's "VentureDrive" operation. 1401629 may not authorize or allow the use of the Licensed Software by any third party or by any other operation or division of 1401629, and 1401629 may not assign or transfer any rights in or to the WebAPP Software or this Agreement to any third party or to any other operation or division of 1401629 without the prior written consent of Springboard.

         3.5 Grant-Back of License to Use Developed Software. 1401629 hereby grants to Springboard a perpetual, worldwide, royalty-free, non-exclusive, non-transferable license to use the Developed Software; provided, however that such license shall be restricted as follows: (a) Springboard shall be entitled to use the Developed Software solely for demonstration purposes; (b) Springboard shall not market or distribute the Developed Software as a stand-alone product; and (c) Springboard shall not use the Developed Software in connection with any applications related to market places for early stage ventures or any other venture capital businesses.

         3.6 Reservations of Rights. Springboard hereby reserves all rights in and to the Springboard Technology that are not explicitly granted to 1401629 herein. Without limiting the generality of the foregoing, Springboard retains all title, copyright, and other proprietary interests in the WebAPP Software, and 1401629 does not acquire any rights, express or implied, in the WebAPP Software, other than those specifically set forth in this Agreement. Nothing in this License shall entitle 1401629 to receive the source code of the WebAPP Software or any enhancements thereof, in whole or in part.

         3.7 Initial Training. At no additional cost to 1401629, Springboard shall provide the initial consulting services relating to the use of the Licensed Software and the functionality of the VentureDrive Site specified in Exhibit "C." At 1401629's request, Springboard, either itself or through one or more subcontractors, may provide 1401629 with additional internal consulting, subject to Springboard 's then-current standard rates and expense reimbursement policies and the availability of appropriate personnel.

         3.8 Maintenance. As a condition to the execution of this Agreement and the licenses granted by Springboard hereunder, 1401629 is executing concurrently herewith Springboard 's standard Support and Maintenance Agreement in the form attached hereto as Exhibit "D."

         3.9 SOFTWARE DISCLAIMER. THE LICENSED SOFTWARE IS PROVIDED "AS IS" AND, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, SPRINGBOARD MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGMENT. SPRINGBOARD DOES NOT WARRANT THAT THE WEBAPP SOFTWARE WILL FUNCTION UNINTERRUPTED, THAT IT WILL MEET THE REQUIREMENTS OF 1401629, THAT IT IS ERROR-FREE, OR THAT ANY ERRORS WILL BE CORRECTED.

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ARTICLE IV.  CONSIDERATION

         4.1 Development Fee. In consideration for the Services to be performed hereunder and the grant of the exclusive license to use the Developed Software, 1401629 shall pay to Springboard the Development Fee, which amount shall be payable as follows:

           (a) $205,000 shall be due and payable upon execution of this Agreement;

Notwithstanding the above Springboard may make accommodations with regard to the payment from time to time but no accommodations will remove the obligation of 1401629 to pay the amount in full.

         4.2 License Fee. In consideration for the grant of the license to use the WebAPP Software, 1401629 shall pay to Licensor an annual license fee (the "License Fee") in the amounts and in accordance with the terms set forth in Exhibit "E". All payments shall be made in Canadian dollars, unless otherwise agreed by the parties. Late payments shall be subject to interest at a rate equal to the lesser of (a) 1.5% per month, or (b) the maximum allowed by applicable law.

         4.3 Withholding Taxes. In the event that under applicable law tax must be withheld from amounts payable to Springboard hereunder, 1401629 shall gross-up the sum to be paid to Springboard so that the actual sum received by Springboard is the amount stated to be due to Springboard pursuant to this Agreement. Springboard shall provide 1401629 with official tax receipts or other evidence of payment of the tax required to be withheld, promptly following the date of withholding.

ARTICLE V.  TRADEMARKS AND CONTENT LICENSES

         5.1 By 1401629. 1401629 hereby grants to Springboard a limited, non-exclusive, non-transferable, royalty-free license to use, reproduce, distribute, create derivative works of, publicly display, publicly perform and digitally perform the 1401629 Content and the 1401629 Marks solely in connection with Springboard's performance of the Services. Springboard hereby acknowledges and agrees that, except as specifically provided in this Section 5.1, Springboard shall acquire no rights whatsoever with respect to any of the 1401629 Marks, and without limiting the generality of this Section 5.1, Springboard shall not utilize any of the 1401629 Marks in connection with the design and development of the VentureDrive Site.

         5.2 By Springboard. Springboard hereby grants to 1401629 a limited, non-exclusive, non-transferable, royalty-free license to use the Springboard Marks on the VentureDrive Site and to advertise and promote the VentureDrive Site and the Springboard Site or otherwise to fulfill its obligations under this Agreement.

         5.3 Trademark Restrictions. The respective trademark owner may terminate the foregoing trademark licenses if, in its reasonable discretion, the other party's use of the owner's trademarks tarnishes, blurs or dilutes the

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quality associated with such trademarks or the associated goodwill and such problem is not cured within ten (10) days of notice of breach. Title to and ownership of each party's trademarks shall remain with the owner. Each party shall use the other's trademarks exactly in the form provided and in conformance with any trademark usage policies. Neither party shall take any action inconsistent with the owner's ownership of its trademarks, and any benefits accruing from use of such trademarks shall automatically vest in the owner. Neither party shall form any combination marks with the other party's trademarks.

         5.4 Standards. 1401629 shall not provide to Springboard any 1401629 Content or 1401629 Marks, and Springboard shall not provide to 1401629 any Springboard Frameset or Springboard Marks, that (a) infringe any third party's intellectual property or privacy/publicity right; (b) violate any law or regulation; (c) are defamatory, obscene, harmful to minors or child pornographic; (d) contain any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or (e) are materially false, inaccurate, or misleading.

ARTICLE VI.  OTHER AGREEMENTS

         6.1 Posting of Content to VentureDrive Site. 1401629 acknowledges and agrees that all content created by 1401629 or its Users shall be posted to the VentureDrive Site for global display in the Springboard WebAPP; provided, however, that the content, links, e-mail transmissions, news group uploads and other information or data posted by 1401629 or Users to shall not be viewable by the general public without the prior written consent of 1401629.

         6.2 Link to Springboard Site; Powered By WebAPP's Logo. During the term of this Agreement, 1401629 shall maintain on the VentureDrive Site one or more hypertext links to the Springboard Site, as well as a prominently displayed Powered By Springboard Logo.

         6.3 Joint Marketing Efforts. During the term of this Agreement, the parties will mutually work together in good faith to identify, create, develop and implement marketing and public relations opportunities for additional promotion of Springboard on the VentureDrive Site and other 1401629 properties, with an eye to increase the traffic flow to the Springboard Site and on the Springboard Site for the 1401629 properties.

ARTICLE VII.  INTELLECTUAL PROPERTY RIGHTS; INFRINGEMENTS

         7.1 Ownership of the Licensed Software. All Intellectual Property Rights in or related to the Licensed Software are and shall remain the exclusive property of Springboard or its licensors. 1401629 shall not take any action that jeopardizes Springboard's or its licensor's Intellectual Property Rights.

         7.2 1401629 Content. 1401629 and its suppliers retain all rights; title and interest in and to all Intellectual Property Rights embodied in or associated with the 1401629 Content and the VentureDrive Site (excluding the Licensed Software). There are no implied licenses under this Agreement, and any rights not expressly granted to 1401629 hereunder are reserved by Springboard or its suppliers.

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         7.3 User Information. Springboard agrees that (a) all User Information collected from the VentureDrive Site shall be owned by 1401629; and (b) Springboard will only use User Information to perform Springboard's obligations under this Agreement. Without limiting the generality of the foregoing, Springboard shall not use the User Information for direct marketing or promotions to Users and shall not send any direct communications (including e-mail, telephone calls, faxes and physical mail) to Users except in support or 1401629 marketing activities. Springboard agrees that it will not distribute User Information to any third party without 1401629's prior written consent. In the event Springboard obtains such consent, it may only distribute User Information in a summary or aggregate form, which summary form does not identify or reference, in any way or manner, (x) a specific User or (y) personally identifiable User Information about a specific User.

ARTICLE VIII.  CONFIDENTIALITY

         8.1 Confidentiality. Each party acknowledges that it may have access to certain Confidential Information of the other party. Each party shall: (a) refrain from using or exploiting any and all Confidential Information of the other party for any purposes or activities other than those expressly contemplated in this Agreement; (b) maintain the secrecy and confidentiality of all such Confidential Information; and (c) not sell or disclose in any manner, directly or indirectly, such Confidential Information, except as necessary in compliance with its obligations contained herein. Each party shall implement effective security procedures in order to avoid disclosure or misappropriation of such Confidential Information of the other. If either party learns of an actual or potential unauthorized use or disclosure of the other party's confidential information, such party shall promptly notify the other party and take all steps that may be reasonably available to recover the confidential information and prevent its further unauthorized use or dissemination.

         8.2 Remedies. The parties expressly acknowledge that the covenants contained in this Article VIII are unique and integral to this Agreement and that monetary damages would be an inadequate remedy at law in the event of a breach. For that reason, the parties consent that such covenants shall be enforceable in a court of equity by temporary or permanent injunction, restraining order or a decree of specific performance. The remedies provided above shall be cumulative and not exclusive and are in addition to any other remedies which either party may have under this Agreement or applicable law.

ARTICLE IX.  WARRANTIES INDEMNIFICATION

         9.1 1401629 Representations and Warranties. 1401629 represents and warrants that: (a) it has full power and authority to enter into, and to perform its obligations under this Agreement; (b) it has all registrations, licenses and approvals necessary to enter into and perform its obligations under this Agreement; (c) it will use reasonable commercial efforts to correct any errors, inaccuracies or omissions in the VentureDrive Site necessary to prevent Springboard from incurring any liability as a result of such errors, inaccuracies or omissions; (d) the 1401629 Content does not contain any false statements, use defamatory language nor contain any language which damages the reputation of a group, business or individual; and (e) it is the owner or valid

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licensee of the 1401629 Content and the 1401629 Marks, and has the right to grant to Springboard the rights granted under this Agreement.

         9.2 1401629 Indemnification. 1401629 shall indemnify, defend, and hold Springboard and its affiliates, and their respective officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees): (a) arising out of or relating to any breach or alleged breach of the foregoing representations and warranties; (b) arising out of or relating to 1401629's operation or maintenance of the VentureDrive Site, except to the extent due to acts or omissions of Springboard; or (c) for third party claims alleging that the 1401629 Content or 1401629 Marks, or any portion thereof, infringe, misappropriate or violate any third party Intellectual Property Rights.

         9.3 Springboard Representations and Warranties. Springboard represents and warrants that (a) it has full power and authority to enter into, and to perform its obligations under, this Agreement; (b) it is the owner or valid licensee of the Springboard Marks, and has the right to grant to 1401629 the rights granted under this Agreement; (c) it will use reasonable commercial efforts to correct any errors, inaccuracies or omissions in the VentureDrive Site necessary to prevent 1401629 from incurring any liability as a result of such errors, inaccuracies or omissions; (d) it owns all copyrights and trade secrets in and to the WebAPP's Software or possesses sufficient rights thereunder to execute and perform this Agreement; and (e) to its knowledge, without investigation, the WebAPP's Software does not, and the Developed Software will not, infringe any registered U.S. patent or registered U.S. copyright owned by a third person; provided, however, that these representations shall not apply to any modifications to the Licensed Software made by 1401629.

         9.4 Springboard Indemnification. Springboard shall indemnify, defend, and hold 1401629 and its affiliates, and their respective officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees): (a) arising out of or relating to any breach or alleged breach of the foregoing representations and warranties; (b) arising out of or relating to the VentureDrive Site, except to the extent due to acts or omissions of Springboard; or (c) for third party claims alleging that the Licensed Software or the Springboard Marks, or any portion thereof, infringes, misappropriates, or violates any U.S. patent or U.S. registered copyright.

         9.5 Enforcement Actions.

             (a) 1401629 shall immediately give notice in writing to Springboard of any infringement or threatened infringement of, or any challenge to, any of the Licensed Software that comes to its knowledge. 1401629 shall give such assistance as is reasonably requested by Springboard to assist Springboard in the prevention of any such infringement, but 1401629 shall not, subject to
Section 9.5(b), institute any legal proceedings without the Springboard 's prior written consent.

             (b) If Springboard fails to institute legal proceedings necessary to prevent infringement of the Licensed Software within three months of having been notified of such infringement, 1401629 shall be entitled to do all such things as it shall consider proper to prevent such infringement and in

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particular shall have the right, at its sole cost, to institute or defend legal proceedings on giving ten (10) days' prior written notice to Springboard of its intention so to do. Springboard hereby consents to the use of its name by 1401629 in legal proceedings instituted or defended in accordance with this
Section 9.5 insofar as it is necessary for the prosecution or defense of such proceedings.

         9.6 Indemnification Procedure.

             (a) If a third party brings a claim against 1401629 alleging that the Licensed Software infringes its U.S. patent or U.S. registered copyright, Springboard shall indemnify 1401629, its directors, officers, employees and agents from and against claims, losses and damages (including reasonable attorneys' fees) which may arise from such claim, but only if: (i) 1401629 notifies Springboard promptly upon learning that the claim has been or may be asserted; (ii) Springboard has sole control over the defense of the claim and any negotiation for its settlement or compromise; and (iii) 1401629 cooperates with Springboard in connection with such claim and takes no action that, in Springboard 's reasonable judgment, is contrary to Springboard 's interest. 1401629 shall have the right to participate in the defense of any such claim at its own expense. Springboard agrees not to settle any such claim without the consent of 1401629 unless the settlement involves consideration payable by Springboard solely in the form of payment of money.

             (b) If a claim described in Section 9.6(a) above may be or has been asserted, 1401629 shall permit Springboard, at Springboard 's option and expense, to: (i) procure the right for 1401629 to continue exercising its rights under this Agreement; (ii) replace or modify the Licensed Software to eliminate the infringement while providing functionally equivalent performance; or (iii) if Springboard deems neither of these remedies to be practicable, terminate this Agreement in exchange for a refund of the Development Fee paid to Springboard .

             (c) Springboard shall have no obligation to 1401629 under this
Section 9.6 if the claim results from: (i) a correction, modification or enhancement of the Licensed Software not provided by Springboard; (ii) 1401629 Content provided by 1401629 in connection with the development of the VentureDrive Site; (iii) the failure by 1401629 to promptly use and distribute an update or enhancement provided by Springboard that would have eliminated the actual or alleged infringement or misappropriation; or (iv) the combination of the Licensed Software with other items not provided by Springboard . This Section sets forth 1401629's exclusive remedies, and Springboard's exclusive liability, in case of any infringement or misappropriation claim related to the Licensed Software.

         9.7 LIMITATIONS OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE FOR ANY REASON WHATSOEVER, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER

PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. EXCEPT FOR CLAIMS UNDER ARTICLES III, IV, V AND VI, IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR DAMAGES ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNT PAID BY 1401629 UNDER THIS AGREEMENT. THIS SECTION STATES EACH PARTY'S ENTIRE LIABILITY HEREUNDER NOTHWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY PROVISION OF THIS AGREEMENT.

ARTICLE X.  TERM AND TERMINATION

         10.1 Term. This Agreement shall enter into effect on the date hereto, and shall remain in full force and effect until terminated by mutual agreement between the parties, or in accordance with the provisions of this Article X.

         10.2 Termination for Cause. In the event that a party hereto (the "breaching party") shall commit any material breach or default of any of its obligations under this Agreement or under the Support and Maintenance Agreement, the other party hereto (the "non-breaching party") may give the breaching party written notice of such breach or default and demand that such breach or default be cured immediately. In the event that the breaching party fails to cure such breach or default within thirty (30) days after the date of the non-breaching party's written notice hereunder, the non-breaching party may terminate this Agreement, immediately upon giving written notice of termination to the breaching party. Termination of this Agreement in accordance with this Section
10.2 shall not affect or impair the non-breaching party's right to pursue any legal remedy, including the right to recover damages for all harm suffered or incurred as a result of the breaching party's breach or default hereunder.

         10.3 Consequences of Termination. Upon termination, all rights and licenses granted hereunder will cease and 1401629 will immediately cease all operation of the VentureDrive Site and use of the Licensed Software. Within fifteen (15) days after the date of termination hereof: (a) 1401629 shall return to Springboard all copies of all documents and other materials that contain or embody any of the Licensed Software and/or Confidential Information of Springboard that are in the possession of 1401629 as of the date of termination; and (b) Springboard shall return to 1401629 all copies of all documents and other materials that contain or embody any of the 1401629 Content and/or 1401629's Confidential Information that are in the possession of Springboard as of the date of termination.

         10.4 Survival. The rights and obligations of the parties which by their nature must survive termination or expiration of this Agreement in order to achieve its fundamental purposes including, without limitation, the provisions of Articles III, VII, VIII and IX shall survive any termination of this Agreement.

ARTICLE XI.  MISCELLANEOUS PROVISIONS

         11.1 Independent Contractor. Nothing in this Agreement shall be construed to constitute either party as a partner, employee, or agent of the other, nor shall any party bind, attempt to bind, or have the authority to bind the other party in any respect, it being intended that each party shall remain an independent contractor responsible for its or his own actions. Each party shall conduct its business in its own name and, to the extent consistent with this Agreement, in such manner as it may see fit; provided, however, that each party shall be responsible for the acts and expenses of its agents, employees, and associates.

         11.2 Entire Agreement. This Agreement, including the Exhibits hereto, and the Support and Maintenance Agreement represent the entire Agreement between the parties concerning the licensing of the Licensed Software and supersede all prior discussions, Agreements and understandings of every kind and nature between them regarding the subject matter hereof.

         11.3 Amendment. This Agreement may not be amended except by a written instrument in writing signed on behalf of each of the parties hereto.

         11.4 Assignment. Neither Party to this Agreement may assign or transfer this Agreement or assign any of its rights or delegate any of its obligations thereunder (whether by contract, merger, sale of assets or securities, operation of law or otherwise), without the prior written consent of the other Party.

         11.5 Non-Waiver of Rights. Failure of either party to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way effect the validity of this Agreement. The failure of either party to exercise any of said provisions, rights or elections shall not preclude or prejudice such party from later enforcing or exercising the same or other provisions, rights or elections which it may have under this Agreement.

         11.6 Notices. Any notice to be given hereunder shall be sufficient if in writing and personally delivered, or sent by overnight courier (such as Federal Express), or sent by registered mail, postage prepaid, return receipt requested, or sent by facsimile transmission, to the parties hereto and addressed to the address set forth on the signature page hereof or to such address as the parties may from time to time provide in accordance herewith. Such notice shall be deemed given: (a) if personally served, at the time of delivery; (b) if sent by facsimile transmission with confirmation of receipt, 24 hours after transmission or the time of actual receipt, whichever is earlier;
(c) if sent by overnight courier, on the third (3rd) day after being posted or on the date of actual receipt, whichever is earlier; or (d) if sent by registered mail, on the seventh (7th) day after being posted or on the date of actual receipt, whichever is earlier.

         11.7 Governing Law and Attorneys' Fees. This Agreement shall be governed by and construed in all respects in accordance with the laws of the state of Ontario, Canada, without regard to its conflict of laws principles. In the event of any action or arbitration for the breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in connection with such action or arbitration.

         11.8 Counterparts. This Agreement may be executed in one or more counterparts, including facsimile or photocopy counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

"Springboard "                                          "1401629"

Springboard Technology Solutions Inc.     1401629 Ontario Inc.


By:                                       By:
   ----------------------------------       -------------------------------

Name:                                     Name:    Brian J. MacDonald
     --------------------------------         ------------------------------

Title:                                    Title:   President
      -------------------------------         -----------------------------

Address:                                  Address: 2345 Yonge Street, Ste., 401
      -------------------------------         -----------------------------

                                                  Toronto, Ontario, M4P 2E5
-------------------------------------        ------------------------------

Facsimile:                                Facsimile:
          ---------------------------              ------------------------

                                   Exhibit "A"

                        Project Roadmap and Requirements


The VentureDrive web site shall encompass:

      o A registration system for both entrepreneurs and investors whereby personal details will be captured for ongoing contact and communication.
      o Intellectual property needs to be delivered to paying entrepreneur clients as required.
      o A tracking mechanism needs to be put in place to track progress through the intellectual property.
      o Business partners need to be able to view how individual clients are doing as they progress through the intellectual property.
      o Preferred services providers need to be able to post "advertisements" with regard to their services.
      o Investors need to be able to view entrepreneur proposals and to email VentureDrive if they are interested in the entrepreneur's proposal.
      o     Other products may be sold through the web site.
      o Payments for services and or product needs to be made through Visa and MasterCard.


The business of VentureDrive.com is based upon an effective network created from ongoing interaction amongst, Certified Business Partners, Investors, Entrepreneurs, and Venture Drive's back-office-processing group. VentureDrive considers this interaction to be a complete business program designed for cost effective deal development known as the Accelerator Model. The steps of the process are:

o Entrepreneurs register and enroll in The Expressway(TM) process (self-directed customized online deal development program); o Entrepreneurs complete a Business Summary online;
o Corporate Back Office Staff prepare a Business Summary Review which details areas of the entrepreneur's business deal/opportunity that need improvement and recommends a customized course of action;
o Corporate Back Office Staff assign the Entrepreneur to a specific Certified Business Partner;
o The Entrepreneur and a Certified Business Partner meet to discuss the Summary Report, which allows the Certified Business Partner the opportunity to up-sell The Expressway(TM) process and the partner's own services as required;
o Entrepreneurs complete the recommended online deal development modules (max. 4) and receive reports on weaknesses and strengths, which the Certified Business Partner can use to "mentor" the Entrepreneur through problem areas related to his or her specific deal;
o A quality control step wherein the Certified Business Partner determines if the Entrepreneur's deal is deemed a Certified VentureDrive deal;
o If Certified, the Entrepreneur and the Certified Business Partner prepare an executive overview of the deal for posting to the Certified deal section or "Showroom";

o Investors subscribing to the VentureDrive.com deal area view the Certified deals and contact VentureDrive.com to be connected with the Certified Business Partner that has assisted in the development of the particular deal of interest to the investor; and,
o The Certified Business Partner, the Investor and the Entrepreneur work together to conclude a financing transaction.


In addition to the core business operations there are a number of additional Internet revenue components that are related to the company's target audience and which are incorporated into the company's business plan:

o An Uncertified Business Opportunity/deal area ("The Boulevard") where Entrepreneurs can post summaries of their investment opportunities for review by potential investors. Summaries will not contain identifying information and potential business transactions will be facilitated through the Certified Business Partner network;
o A Preferred Service Provider ("PSP") area where Entrepreneurs and Investors can contact or learn about services relevant to their needs (Valuators, Insurers, Lawyers, various ASP's or other outsourcing services, etc.), VentureDrive will charge PSP's a fee for posting to this area.
o A capability to market other learning products and services, which pertain to the aggregated audience.

Many other 3rd party products and services could be linked to the company's Internet site over time as the company move toward a "destination site Investors and Entrepreneurs" concept. Examples of these products include:

o     Business insurance services;
o     Personnel recruiting services;
o     Health and Group Insurance services;
o Business Application Service Providers - Accounting software, Marketing, etc.
o Other services that Certified Business Partners may wish to offer through the network.

                                    Exhibit B


Springboard WebAPPs Software:

The Springboard WebAPP's software suite consists of modules related to specific functions that many web sites need to enable sites to have the following functions within a business environment.

        o     Data base management
        o     Admin Tools
        o     Registration System
        o     Email response
        o     Collaboration Tools
        o     Web Cast technology
        o     Compression Algorithms
        o     Payment Interface
        o     Tracking System
        o     Inventory System
        o     Catalog System
        o     Order Processing
        o     Data Collection
        o     POS

                                    Exhibit C

                                  1401629 Marks


The following are the registered and unregistered marks of 1401629 Ontario Inc. to be used in connection with the VentureDrive web site.


        o    VentureDrive.com
        o    VentureDrive
        o    Entrepreneur Expressway
        o    Entrepreneur Showroom
        o    Entrepreneur Driveway
        o    Partner Parkway
        o    Investor Interchange
        o    Certified Deal
        o    Uncertified Investment Opportunity
        o    Certified Investment Opportunity
        o    Certified Business Partner
        o    Preferred Services Provider
        o    Deal Development Modules